Secretary of State
Business Programs Division
Business Entities
1500 11th Street, Sacramento, CA 95814
P.O. Box 944260, Sacramento, CA 94244-2600

Submission Cover Sheet

Instructions:

- Complete and include this form with your submission. **This information only will be used to communicate with you in writing about the submission**. This form will be treated as correspondence and will not be made part of the filed document.
- Make all **checks or money orders** payable to the Secretary of State.
- In person submissions: $15 handling fee; do not include a $15 handling fee when submitting documents by mail.
- Standard processing time for submissions to this office is approximately 5 business days from receipt. All submissions are reviewed in the date order of receipt. For updated processing time information, visit www.sos.ca.gov/business/be/processing-dates.

Optional Copy and Certification Fees:

- If applicable, include optional copy and certification fees with your submission.
- For applicable copy and certification fee information, refer to the instructions of the specific form you are submitting.

Contact Person: (Please type or print legibly)

First Name: Geoffrey Last Name: Ashburne

Phone (optional): 510 283 3067

Entity Information: (Please type or print legibly)

Name: Lemon Glow Company

Entity Number (if applicable): C4587787

Comments: Certificate of Merger - Lemon Glow Company (C4587787) & Carnaby Spot Bay Corp (C4710234)
with Lemon Glow Company as the Surviving Company

Return Address: For written communication from the Secretary of State related to this document, or if purchasing a copy of the filed document enter the name of a person or company and the mailing address.

Name: John Cacomanolis
Company: Anthony L.G., PLLC
Address: 625 N Flagler Dr #600
City/State/Zip: West Palm Beach, FL 33401

Secretary of State Use Only	
T/TR:	
AMT REC'D:	$

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OBE MERG

State of California
Secretary of State

Certificate of Merger

(California Corporations Code sections
1113(g), 3203(g), 6019.1, 8019.1, 9640, 12540.1, 15911.14, 16915(b) and 17710.14)

IMPORTANT — Read all instructions before completing this form.

This Space For Filing Use Only

1. NAME OF SURVIVING ENTITY	2. TYPE OF ENTITY	3. CA SECRETARY OF STATE FILE NUMBER	4. JURISDICTION
LEMON GLOW COMPANY	CORPORATION	C4587787	CALIFORNIA
5. NAME OF DISAPPEARING ENTITY	6. TYPE OF ENTITY	7. CA SECRETARY OF STATE FILE NUMBER	8. JURISDICTION
CARNABY SPOT BAY CORP	CORPORATION	C4710234	CALIFORNIA

9. THE PRINCIPAL TERMS OF THE AGREEMENT OF MERGER WERE APPROVED BY A VOTE OF THE NUMBER OF INTERESTS OR SHARES OF EACH CLASS THAT EQUALED OR EXCEEDED THE VOTE REQUIRED. *(IF A VOTE WAS REQUIRED, SPECIFY THE CLASS AND THE NUMBER OF OUTSTANDING INTERESTS OF EACH CLASS ENTITLED TO VOTE ON THE MERGER AND THE PERCENTAGE VOTE REQUIRED OF EACH CLASS. ATTACH ADDITIONAL PAGES, IF NEEDED.)*

SURVIVING ENTITY			DISAPPEARING ENTITY		
CLASS AND NUMBER	AND	PERCENTAGE VOTE REQUIRED	CLASS AND NUMBER	AND	PERCENTAGE VOTE REQUIRED
COMMON STOCK (11,000 SHARES)		100%	COMMON STOCK (100 SHARES)		100%

10. IF EQUITY SECURITIES OF A PARENT PARTY ARE TO BE ISSUED IN THE MERGER, CHECK THE APPLICABLE STATEMENT.

☐ No vote of the shareholders of the parent party was required. ☑ The required vote of the shareholders of the parent party was obtained.

11. IF THE SURVIVING ENTITY IS A DOMESTIC LIMITED LIABLITY COMPANY, LIMITED PARTNERSHIP, OR PARTNERSHIP, PROVIDE THE REQUISITE CHANGES (IF ANY) TO THE INFORMATION SET FORTH IN THE SURVIVING ENTITY'S ARTICLES OF ORGANIZATION, CERTIFICATE OF LIMITED PARTNERSHIP OR STATEMENT OF PARTNERSHIP AUTHORITY RESULTING FROM THE MERGER. ATTACH ADDITIONAL PAGES, IF NECESSARY.

12. IF A DISAPPEARING ENTITY IS A DOMESTIC LIMITED LIABLITY COMPANY, LIMITED PARTNERSHIP, OR PARTNERSHIP, AND THE SURVIVING ENTITY IS NOT A DOMESTIC ENTITY OF THE SAME TYPE, ENTER THE PRINCIPAL ADDRESS OF THE SURVIVING ENTITY.

PRINCIPAL ADDRESS OF SURVIVING ENTITY	CITY AND STATE	ZIP CODE

13. OTHER INFORMATION REQUIRED TO BE STATED IN THE CERTIFICATE OF MERGER BY THE LAWS UNDER WHICH EACH CONSTITUENT OTHER BUSINESS ENTITY IS ORGANIZED. ATTACH ADDITIONAL PAGES, IF NECESSARY.

14. STATUTORY OR OTHER BASIS UNDER WHICH A FOREIGN OTHER BUSINESS ENTITY IS AUTHORIZED TO EFFECT THE MERGER.

15. FUTURE EFFECTIVE DATE, IF ANY

____ - ____ - ____
(Month) (Day) (Year)

16. ADDITIONAL INFORMATION SET FORTH ON ATTACHED PAGES, IF ANY, IS INCORPORATED HEREIN BY THIS REFERENCE AND MADE PART OF THIS CERTIFICATE.

17. I CERTIFY UNDER PENALTY OF PERJURY UNDER THE LAWS OF THE STATE OF CALIFORNIA THAT THE FOREGOING IS TRUE AND CORRECT OF MY OWN KNOWLEDGE. I DECLARE I AM THE PERSON WHO EXECUTED THIS INSTRUMENT, WHICH EXECUTION IS MY ACT AND DEED.

/s/ Ryan Santiago May 14, 2021
SIGNATURE OF AUTHORIZED PERSON FOR THE SURVIVING ENTITY DATE

Ryan Santiago, President
TYPE OR PRINT NAME AND TITLE OF AUTHORIZED PERSON

/s/ Sam Luu May 14, 2021
SIGNATURE OF AUTHORIZED PERSON FOR THE SURVIVING ENTITY DATE

Sam Luu, Secretary
TYPE OR PRINT NAME AND TITLE OF AUTHORIZED PERSON

/s/ Jimmy Chan May 14, 2021
SIGNATURE OF AUTHORIZED PERSON FOR THE DISAPPEARING ENTITY DATE

Jimmy Chan, President and Secretary
TYPE OR PRINT NAME AND TITLE OF AUTHORIZED PERSON

SIGNATURE OF AUTHORIZED PERSON FOR THE DISAPPEARING ENTITY DATE

TYPE OR PRINT NAME AND TITLE OF AUTHORIZED PERSON

For an entity that is a business trust, real estate investment trust or an unincorporated association, set forth the provision of law or other basis for the authority of the person signing: ________

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